Exhibit 99.1
Entropic Reports Second Quarter 2014 Results

Conference Call to be Webcast Today at 1:30 p.m. Pacific Time

SAN DIEGO, July 30, 2014 - Entropic (NASDAQ: ENTR), a world leader in semiconductor solutions for the connected home, today reported its second quarter results for the period ended June 30, 2014. Entropic reported second quarter net revenues of $50.2 million. This compares to net revenues of $55.7 million in the first quarter of 2014, and $70.6 million in the second quarter of 2013.

In accordance with U.S. generally accepted accounting principles (GAAP), the Company's second quarter net loss was $21.8 million, or $(0.24) per share (basic and diluted). This compares with GAAP net loss of $23.3 million, or $(0.26) per share (basic and diluted) in the first quarter of 2014, and GAAP net loss of $39.9 million, or $(0.44) per share (basic and diluted) in the second quarter of 2013.

Non-GAAP net loss in the second quarter was $10.4 million, or $(0.12) per share (basic and diluted), compared to non-GAAP net loss of $15.3 million, or $(0.17) per share (basic and diluted) in the first quarter of 2014, and non-GAAP net income of $0.6 million, or $0.01 (basic and diluted), in the second quarter of 2013.

“We are actively taking steps to improve our overall financial position while we work to ramp existing design-wins and pursue new designs that will drive future revenue growth,” said Patrick Henry, president and chief executive officer, Entropic. “In early June, we implemented a plan to lower our operating expenses and drive deeper engineering and operational efficiencies in order to accelerate our path to profitability. We believe these actions, coupled with a healthy design-win pipeline and strong product roadmap, will allow us to transition the company to the next stage of growth.”

	Three Months Ended
(In millions, except per share data)	June 30, 2014	March 31, 2014	June 30, 2013
Net revenues	$50.2	$55.7	$70.6
GAAP net loss	$(21.8)	$(23.3)	$(39.9)
GAAP net loss per share (basic and diluted)	$(0.24)	$(0.26)	$(0.44)
Non-GAAP net (loss) income[1]	$(10.4)	$(15.3)	$0.6
Non-GAAP net (loss) income per share[1] (diluted)	$(0.12)	$(0.17)	$0.01

1. Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

RECENT HIGHLIGHTS

Corporate News

•	On June 9, 2014, Entropic Announced its Plan to Sharpen its Engineering and R&D Resource Focus and Consolidate Global Offices to Improve Efficiencies and Reduce Costs

Awards and Milestones

•
Entropic’s EN2810, its Second-generation, Single-chip Multimedia over Coax Alliance (MoCA®) 2.0 System Solution, Received a 2014 Cable Spotlight Product of the Year Award from Cable.TMCnet.com, a TMC Sponsored Cable Technology Website

Technology Innovation

•
Entropic Unveiled its EN5500-series, which is Recognized as the Industry's Lowest Power, Smallest Size and Highest Performance Digital Channel Stacking Switch (dCSS) Integrated Circuits (ICs) for the Worldwide Direct Broadcast Satellite Market

New Designs

•	Inverto Developed its Unicable II Digital Satellite Outdoor Unit Products Featuring Entropic's EN5520, which is Part of Entropic’s Advanced Second-Generation dCSS Product Family

New Partnerships

•
Entropic and Cryptography Research, the Security Division of Rambus (NASDAQ:RMBS) Signed a Patent License Agreement Allowing for the Use of the Cryptography Research Side-channel Attack Countermeasures in Entropic's ICs

•	Entropic Selected OmniPhy’s High-Speed Physical Interface Solution for its Next-Generation Set-top Box System-on-a-Chip Designs

•	Entropic Licensed Excellicon’s Constraints Products to Develop a Robust, Efficient Timing Constraint Development Methodology for its Build Flow

For More Information
Entropic management will be holding a conference call today, July 30, 2014 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time to discuss the Company's results for the second quarter of fiscal 2014, and to provide guidance for the third quarter. You may access the conference call via any of the following:
Teleconference:         888-680-0890
Access Code:        68776322
Web Broadcast:         http://events.entropic.com/
Replay:             888-286-8010
Replay Passcode:    37340882

About Entropic
Entropic™ (Nasdaq:ENTR) is a world leader in semiconductor solutions for the connected home. The Company transforms how traditional HDTV broadcast and IP-based streaming video content is seamlessly, reliably, and securely delivered, processed, and distributed into and throughout the home. Entropic's next-generation Set-top Box (STB) System-on-a-Chip (SoC) and Connectivity solutions enable Pay-TV operators to offer consumers more captivating whole-home entertainment experiences by transforming the way digital entertainment is delivered, connected and consumed - in the home and on the go. For more information, please visit Entropic at: www.entropic.com, read our blog Entropic Topics, or get social with us at @Entropic_News, or on Facebook, Google+, YouTube and LinkedIn.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures: net (loss) income and net (loss) income per share. These non-GAAP financial measures exclude the effects on the Statements of Operations of all forms of stock-based compensation, transaction and integration costs, amortization of intangible assets, losses related to equity method investment, impairment of investment, the impact of fair value adjustments related to contingent consideration payable in the acquisition of PLX Technology assets, the deferred tax asset valuation allowance, the cash tax difference, IP litigation costs and restructuring charges.
Management uses these non-GAAP financial measures to manage the Company's business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the Company's board of directors, (ii) evaluate the Company's operating performance, (iii) compare the Company's performance to internal forecasts, and (iv) manage the Company's business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the Company's operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance.
The non-GAAP financial measures disclosed by the Company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
Forward-Looking Statements
Statements in this press release that are not strictly historical in nature constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements regarding our financial position, our design wins and engineering and operational efficiencies and our ability to drive future revenue growth and accelerate our path to profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of supply chain partners for the manufacture of our products and other factors that could affect our ability to meet customer demand; our dependence on a limited number of customers and, ultimately, service providers for a substantial portion of our revenues; risks associated with adverse U.S. and international economic conditions; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for High Definition (HD) video and other multi-media content delivery and networking solutions; risks associated with competing against larger and more established companies and our ability to compete successfully in the connected home entertainment market; risks associated with timely development and introduction of new or enhanced products including those associated with IP Video delivery; risks related to international operations; risks related to intellectual property, including third party licensing or patent infringement claims; and other factors discussed in the "Risk Factors" section of Entropic's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.  All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.
Copyright © 2014 Entropic. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.
Investor Contact:
Debra Hart
+1 858.768.3852
debra.hart@entropic.com

Media/Industry Analyst Contact:
Chris Fallon
+ 1 858.768.3827
chris.fallon@entropic.com

# # #

ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Statements of Operations
(In thousands, except for per share information)

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net revenues	$50,200	$55,655	$70,612	$105,855	$145,069
Cost of net revenues	26,662	29,593	36,356	56,255	75,974
Gross profit	23,538	26,062	34,256	49,600	69,095
Operating expenses:
Research and development	31,216	35,266	28,334	66,482	56,404
Sales and marketing	5,878	7,445	6,017	13,323	12,472
General and administrative	6,121	6,132	5,456	12,253	11,539
Amortization of intangibles	290	443	495	733	1,425
Restructuring charges	1,796	—	1,763	1,796	1,763
Total operating expenses	45,301	49,286	42,065	94,587	83,603
Loss from operations	(21,763)	(23,224)	(7,809)	(44,987)	(14,508)
Loss related to equity method investment	—	—	(335)	—	(1,115)
Impairment of investment	—	—	(4,780)	—	(4,780)
Other income, net	192	81	255	273	683
Loss before income taxes	(21,571)	(23,143)	(12,669)	(44,714)	(19,720)
Income tax provision	278	110	27,244	388	22,597
Net loss	$(21,849)	$(23,253)	$(39,913)	$(45,102)	$(42,317)

Net loss per share - basic and diluted	$(0.24)	$(0.26)	$(0.44)	$(0.50)	$(0.47)
Weighted average number of shares used to compute net loss per share - basic and diluted	89,566	89,705	90,281	89,635	89,795

ENTROPIC COMMUNICATIONS, INC.
GAAP Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2014	March 31, 2014	December 31, 2013
	(unaudited)	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,054	$11,453	$16,298
Marketable securities	73,835	94,821	71,922
Accounts receivable	30,879	33,726	30,204
Inventory	13,907	14,479	13,503
Deferred tax assets, current	51	51	51
Prepaid expenses and other current assets	17,797	18,706	18,739
Total current assets	147,523	173,236	150,717
Property and equipment, net	19,454	18,174	17,994
Long-term marketable securities	36,005	30,740	69,534
Intangible assets, net	41,159	44,166	47,326
Goodwill	4,688	4,688	4,688
Other long-term assets	5,734	4,767	5,001
Total assets	$254,563	$275,771	$295,260
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,522	$15,225	$8,601
Accrued expenses and other current liabilities	6,380	5,711	6,318
Accrued payroll and benefits	8,525	8,489	7,077
Total current liabilities	25,427	29,425	21,996
Deferred rent	1,991	1,858	1,751
Other long-term liabilities	2,060	1,848	1,688
Stockholders' equity	225,085	242,640	269,825
Total liabilities and stockholders' equity	$254,563	$275,771	$295,260

ENTROPIC COMMUNICATIONS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except for per share information)

This press release contains the following non-GAAP financial measures: net (loss) income and net (loss) income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net (loss) income and net (loss) income per share exclude the items listed below.
The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net loss	$(21,849)	$(23,253)	$(39,913)	$(45,102)	$(42,317)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	88	167	230	255	431
Research and development	3,535	3,202	1,975	6,737	3,964
Sales and marketing	772	562	516	1,334	814
General and administrative	1,167	937	1,054	2,104	2,020
Total stock-based compensation	5,562	4,868	3,775	10,430	7,229
Amortization of intangible assets:
Cost of net revenues	2,717	2,717	2,228	5,434	4,456
Operating expenses	290	443	495	733	1,425
Transaction and integration costs	—	—	244	—	244
Loss related to equity method investment	—	—	335	—	1,115
Impairment of investment	—	—	4,780	—	4,780
Adjustments to the fair value of PLX acquisition contingent consideration	—	—	(143)	—	(131)
Income tax effects of pre-tax adjustments	—	—	2,591	—	—
Cash tax difference (1)	134	(113)	(2,274)	21	(4,371)
Deferred tax asset valuation allowance	—	—	26,695	—	26,695
IP litigation costs (2)	935	21	—	956	—
Restructuring charges (3)	1,796	—	1,763	1,796	1,763
Total of non-GAAP adjustments	11,434	7,936	40,489	19,370	43,205
Non-GAAP net (loss) income	$(10,415)	$(15,317)	$576	$(25,732)	$888
Weighted average shares (basic)	89,566	89,705	90,281	89,635	89,795
Adjustment for dilutive shares	—	—	2,152	—	2,500
Weighted average shares (diluted)	89,566	89,705	92,433	89,635	92,295
GAAP net loss per share (basic and diluted)	$(0.24)	$(0.26)	$(0.44)	$(0.50)	$(0.47)
Non-GAAP adjustments detailed above	0.12	0.09	0.45	0.21	0.48
Non-GAAP net (loss) income per share (diluted)	$(0.12)	$(0.17)	$0.01	$(0.29)	$0.01
(1)    Non-GAAP net (loss) income per share is calculated using the cash tax rate of (1)%, (1)%, and 29% for the three month periods ended June 30, 2014, March 31, 2014 and June 30, 2013, respectively, and (1)% and 24% for the six month periods ended June 30, 2014 and 2013, respectively. The estimated cash tax rate is the estimated tax payable on our projected tax returns as a percentage of estimated annual non-GAAP pre-tax net income (loss). We use an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the valuation allowance adjustments, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. We believe that the cash tax rate provides a more transparent view of our operating results. The effective tax rate used for the purposes of calculating GAAP net loss was (1)%, 0%, and (215)% for the three month periods ended June 30, 2014, March 31, 2014 and June 30, 2013, respectively, and (1)% and (115)% for the six month periods ended June 30, 2014 and 2013, respectively.
(2)    While litigation may arise in the ordinary course of our business, we nevertheless consider the current IP litigation to be an unusual, non-recurring and unplanned activity and therefore exclude this charge when presenting non-GAAP financial measures.
(3)    In June 2014, we announced a corporate restructuring plan to accelerate our path to profitability. The restructuring plan includes the closures and consolidations of several global facilities including facilities located in Austin, Texas; India; Taiwan and Israel. We expect that approximately 150 positions will be eliminated in connection with the restructuring plan, representing about 23% of our work force. We recorded restructuring charges of $1.8 million during the three months ended June 30, 2014. We expect to incur a total restructuring charge of approximately $6.4 million, the majority of which is expected to be cash expenditures.
In June 2013, we incurred a restructuring charge of $1.8 million pursuant to a plan to rebalance our operations in an attempt to leverage synergies from our acquisitions and refine our business operations. This plan resulted in a reduction of our personnel by 66 employees, or approximately 10% of our work force.